Exhibit 8.1

List of Subsidiaries and Affiliated Entities

o	China DRTV, Inc., incorporated in the British Virgin Islands

o	Smooth Profit Limited, incorporated in the British Virgin Islands

o	Acorn Media Group Limited, incorporated in the British Virgin Islands

o	MK AND T Communications Limited, incorporated in the Hong Kong Special Administrative Region of People’s Republic of China

o	Acorn Information Technology (Shanghai) Co., Ltd., incorporated in the People’s Republic of China

o	Acorn International Electronic Technology (Shanghai) Co., Ltd., incorporated in the People’s Republic of China

o	Acorn Trade (Shanghai) Co., Ltd., incorporated in the People’s Republic of China

o	Beijing Acorn Trade Co., Ltd., incorporated in the People’s Republic of China

o	Beijing HJZX Software Technology Development Co., Ltd. (in deregistration), incorporated in the People’s Republic of China

o	Beijing Acorn Youngleda Technology Co., Ltd. (in deregistration), incorporated in the People’s Republic of China

o	Shanghai Acorn Advertising Broadcasting Co., Ltd., incorporated in the People’s Republic of China

o	Shanghai Acorn Network Technology Development Co., Ltd., incorporated in the People’s Republic of China

o	Yiyang Yukang Communication Equipment Co., Ltd., incorporated in the People’s Republic of China

o	Zhuhai Acorn Electronic Technology Co., Ltd., incorporated in the People’s Republic of China

o	Zhongshan Meijin Digital Technology Co., Ltd., incorporated in the People’s Republic of China

o	Zhuhai Sunrana Bio-tech Co., Ltd. (in deregistration), incorporated in the People’s Republic of China

o	Shanghai HJX Technology Co., Ltd, incorporated in the People’s Republic of China

o	Beijing HJX Technology Development Co., Ltd., incorporated in the People’s Republic of China